                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use in this registration statement of our report dated September 10, 1999 and to all references to our Firm included in this registration statement.


            /s/ ARTHUR ANDERSEN LLP
                Phoenix, Arizona

                November 29, 1999